Exhibit 10.8

Binding Letter of Intent on Exchange Note with Investor Financial Group, Inc.

dated July 28, 2017

Avant Diagnostics, Inc. (“AVDX” or the “Company”) hereby proposes the following binding terms (the “Binding LOI”) as agreed with ___________________(“Investor”) in connection with the execution of the Exchange Agreement for the exchange of existing convertible notes (the “2016 Note”) held by Investor prior to this date:

General:	The Company and Investor (collectively may be referred to herein as the “Parties”) agree that the obligations of the Parties contained in the 2016 Note Exchange Agreement (“Exchange Agreement”) and Convertible Promissory Exchange Note (“Exchange Note”) executed by the Parties in conjunction herewith, excepting the Company’s obligation to issue Investor shares as expressed in the Exchange Agreement and below, shall be deferred until satisfaction of the conditions described herein. Upon satisfaction of such conditions, the 2016 Note shall be exchanged for the Exchange Note, attached as Exhibit A, which is subject to the Exchange Agreement attached as Exhibit B. If the conditions are not met within 120 days from the date of the Exchange Agreement, the exchange of the 2016 Note for the Exchange Note shall be cancelled, the Exchange Note shall be of no force or effect and the Existing Note shall be treated as though it was never cancelled and as having been in default since the Execution Date of the Exchange Agreement; however, Investor shall be entitled to keep all shares issued to it pursuant to this Binding LOI and the Exchange Agreement.

Deferral:

The Parties shall execute the Exchange Agreement, this Binding LOI and Exchange Note (the “Exchange Agreements”) as of July 28, 2017; however, the Exchange Agreements executed by Investor and the 2016 Note will be held by Austin Legal Group, APC (“ALG”) as set forth below. The Exchange Agreements and 2016 Note will be held by ALG for up to 120 days, during which time the Company shall file the following periodic financial reports with the Securities Exchange Commission (the “SEC”): a) Report on Form 10-Q for the period ended June 30, 2016, December 31, 2016, March 31, 2017, and June 30, 2017, and b) Report on Form 10-K for the period ended September 30, 2016 (the “Outstanding Filings”). The Company shall have one hundred twenty (120) days from the execution of this Binding LOI to file the Outstanding Filings with the SEC (the “Filing Period”). Upon the filing of the Outstanding Filings with the SEC, ALG shall promptly release the Exchange Agreements to the Company. All Parties agree that the 2016 Note shall not be in default, and shall not accrue interest or penalties under the 2016 Note during the Filing Period.

Waiver of Interest and Penalties; Commitment Shares:	Per the Exchange Agreement, Investor shall waive all accrued interest and penalties related to the 2016 Note up to the execution date of the Exchange Agreement. For this waiver, the Company shall sell 396,695 shares of the Company’s common stock to Investor at $0.00001 (or $3.97)(the “Commitment Shares”) pursuant to the Exchange Agreement, which shares shall be kept by Investor whether or not the Company meets its conditions or the exchange contemplated hereby is consummated.

Reversion:	If the Outstanding Filings are not filed with the SEC prior to the end of the Filing Period the obligations of the Parties under the Exchange Agreements shall cease and the 2016 Note shall exist and be in default beginning on the date of the Exchange Agreement, with default interest accruing from the date of the Exchange Agreement.

Legal Fees:	The Company agrees to pay $2,500 for the legal fees incurred by Investor and The Brewer Group in reviewing this Binding LOI and the Exchange Agreements.

Covenants:

a) Should further amendments or modifications occur to this Binding LOI or the Exchange Agreements, those same amendments and/or modifications will be offered or applied to the Exchange Agreement and Convertible Promissory Note held by Infusion 51a, LP, International Infusion, LP, and Infusion related affiliates.

b) During the Filing Period, Investor agrees that the Company’s obligations to Investor under the 2016 Note, the Exchange Agreements, and/or this Binding LOI are current and not in default in any regard. Investor agrees to cooperate, as necessary, with the Company in its efforts to file its periodic financial reports with the SEC, including communicating the status of the Company obligations to Investor with the Company’s accountants and auditors.

AVANT DIAGNOSTICS, INC.

By:	Date:

Gerald E. Commissiong

Executive Director

ACCEPTED AND AGREED:

INVESTOR

By:	Date:

Name:

Exhibit A

Exchange Note

Exhibit B

Exchange Agreement